SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                 March 29, 1999
                Date of Report (Date of earliest event reported)


                       AMERICAN REAL ESTATE PARTNERS, L.P.
             (Exact Name of Registrant as Specified in its Charter)


                        Delaware                  1-9516
                (State of Organization) (Commission File Number)
                                   13-3398766
                      (IRS Employer Identification Number)



                             100 SOUTH BEDFORD ROAD
                               MT. KISCO, NY 10549
         (Address of Registrant's Principal Executive Office) (Zip Code)


                                 (914) 242-7700
              (Registrant's telephone number, including area code)




          (Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events.

     On March 29, 1999, the Registrant announced 1998 fourth quarter and full year financial results and that no distributions are expected to be made during 1999. Reference is made to the press release, dated March 29, 1999, annexed hereto as Exhibit 21, for information regarding the announcement.

Item 7.    Exhibits.

Exhibit No.                         Description of Document

      21                            Press Release, dated March 29, 1998.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           AMERICAN REAL ESTATE PARTNERS, L.P.
                                           (Registrant)

                                           By: American Property Investors, Inc.
                                              General Partner


                                           By: /S/ John P. Saldarelli
                                              John P. Saldarelli
                                              Secretary and Treasurer


Date:  March 29, 1999

                                  EXHIBIT INDEX



         Exhibit Number         Description                             Page No.

               21               Press Release, dated March 29, 1999.       5

                                   EXHIBIT 21


Contact: John P. Saldarelli
                  Secretary and Treasurer
                  (914) 242-7700

                              FOR IMMEDIATE RELEASE

                       AMERICAN REAL ESTATE PARTNERS, L.P.
                  REPORTS FULL YEAR AND FOURTH QUARTER RESULTS
            AND THAT NO DISTRIBUTIONS ARE EXPECTED TO BE MADE IN 1999

Mount Kisco, New York, March 29, 1998 -- American Real Estate Partners, L.P. ("AREP") (NYSE:ACP) today reported the following full year and fourth quarter financial results.

For the calendar year 1998, diluted earnings per weighted average limited partnership unit outstanding decreased from $2.13 in 1997 to $1.28 in 1998. For calendar year 1998, diluted earnings before property and securities transactions per weighted average limited partnership unit outstanding decreased from $1.16 in 1997 to $1.06 in 1998, and net gain from property and securities transactions per weighted average limited partnership unit outstanding was $.22 in 1998 compared to $.97 in 1997. Earnings for the calendar year 1998 decreased by $4,746,000 as compared to earnings for calendar year 1997 primarily due to the 1997 non-recurring gain on the sale of RJR stock partially offset by increased earnings before property and securities transactions and the provision for loss on mortgages receivable recorded in 1997.

For the fourth quarter of 1998, diluted earnings per weighted average limited partnership unit outstanding increased from $.14 in 1997 to $.27 in 1998. For the quarter ended, diluted earnings before property and securities transactions per weighted average limited partnership unit outstanding decreased from $.28 in 1997 to $.22 in 1998, and net gain (loss) from property and securities transactions per weighted average limited partnership unit outstanding was $.05 in 1998 compared to $(.14) in 1997.

Earnings for the fourth quarter of 1998 increased by $7,481,000 as compared to earnings for the fourth quarter of 1997, primarily due to the provision for loss on mortgages receivable recorded in 1997 partially offset by decreased earnings before property and securities transactions.

AREP also announced that no distributions are expected to be made in 1999. In making its announcement, AREP noted it plans to continue to apply available cash flow toward its operations, repayment of maturing indebtedness, tenant requirements and other capital expenditures and for Partnership contingencies and reserves, including environmental matters and scheduled lease expirations. By the end of the year 2002, net leases representing approximately 27% of AREP's net annual rentals from its portfolio will be due for renewal, and by the end of the year 2004, 37% of such rentals will be due for renewal. AREP believes that it should continue to hold and invest, rather than distribute, cash. No distributions were made to Unitholders during 1998.

AREP further stated it continues to believe that excess cash should be used to enhance long-term Unitholder value through the improvement of its existing assets, the support of AREP's debt and property obligations, and selected investment in assets and companies with assets undervalued by the market as appropriate opportunities arise. AREP believes it should continue to diversify its portfolio and that in the real estate area it should seek to make acquisitions of land for development and land development companies, which may include those from affiliates of the General Partner, and other real estate operating companies which may have significant assets under development and may enhance its ability to develop and manage these properties, as well as non-performing loans and limited partnership units in thinly traded syndicated real estate partnerships. AREP noted it had tendered for limited partnership units in a series of such real estate partnerships and has acquired non-performed mortgage notes of companies in the gaming industry undergoing restructuring as well as land it is developing. AREP anticipates pursuing additional investments in the gaming industry including the possible acquisition of additional interests in the Stratosphere Tower, Casino & Hotel from affiliates of the General Partner. Any such acquisition by AREP of additional interests in Stratosphere may be made in exchange for Units in AREP, provided the terms thereof are fair and reasonable to AREP. AREP, its General Partner, and the directors and officers of the General Partner are currently in the process of pursuing gaming applications to obtain licenses from the Nevada
Gaming Authority. Likewise, investments by AREP in non-real estate related assets may include debt or equity securities of companies which may be undergoing recapitalization. These types of investments, both real estate and non-real estate related, may involve debt restructuring, capital expenditures and active asset management, and by their nature may not be readily financeable and may not generate immediate positive cash flow. As such, they require AREP to maintain a strong capital base both to react quickly to these market opportunities as well as to allow AREP to rework the assets to enhance their turnaround performance. AREP's investment strategy continues to include the reinvestment of capital transaction proceeds and refinancing proceeds.

American Real Estate Partners, L.P. is master limited partnership primarily engaged in acquiring and managing real estate investments, with the primary focus on office, retail, industrial, hotel and residential properties.



                       AMERICAN REAL ESTATE PARTNERS, L.P.
                  REPORTS FULL YEAR AND FOURTH QUARTER RESULTS
            AND THAT NO DISTRIBUTIONS ARE EXPECTED TO BE MADE IN 1999
                     In thousands of dollars per share data


Year Ended December 31,                                              1998                      1997
-----------------------                                              ----                      ----

Revenues                                                        $        93,306           $       70,918
                                                                ===============           --------------
Earnings before property transactions                           $        58,371           $       41,020
Provision for loss on mortgages receivable                                    -                   (9,790)
Provisions for loss on real estate                                       (1,180)                  (1,085)
Gain on sales and disposition of real estate                              9,065                   16,051
Gain on sale of limited partnership interests                             4,382                        -
Gain on sale of marketable equity securities                                  -                   29,188
                                                                ---------------           --------------
    Net earnings                                                $        70,638           $       75,384
                                                                ===============           ==============
Net earnings per L.P. unit:
    Basic:
       Earnings before property and securities
         transactions                                           $          1.16           $          1.19
       Net gain from property and securities
         transactions                                                       .26           $          1.08
                                                                ---------------           ---------------
    Net earnings                                                $          1.42           $          2.27
                                                                ===============           ===============
Weighted average units outstanding                                   46,173,284                31,179,246
                                                                ===============           ===============
    Diluted:
       Earnings before property and securities
         transactions                                           $          1.06           $          1.16
       Net gain from property and securities
         transactions                                                       .22                       .97
                                                                ---------------           ---------------
       Net earnings                                             $          1.28           $          2.13
                                                                ===============           ===============
Weighted average units and equivalent units
     outstanding                                                     54,215,339               34,655,395
                                                                ===============           ==============



                       AMERICAN REAL ESTATE PARTNERS, L.P.
                  REPORTS FULL YEAR AND FOURTH QUARTER RESULTS
            AND THAT NO DISTRIBUTIONS ARE EXPECTED TO BE MADE IN 1999

                  In thousands of dollars except per share data


Fourth quarter ended December 31,                                    1998                      1997
---------------------------------                                    ----                      ----
(unaudited)
Revenues                                                        $        23,588           $        22,042
                                                                ===============           ===============
Earnings before property and securities
   transactions                                                 $        12,118           $        15,152
Provision for loss on mortgages receivable                                    -                    (9,790)
Provision for loss on real estate                                          (578)                     (380)
Gain (loss) on sales and disposition of real estate                        (695)                    2,764
Gain on sale of limited partnership interests                             4,382                         -
                                                                ---------------           ---------------
    Net earnings                                                $        15,227           $         7,746
                                                                ===============           ===============
Net earnings per L.P. unit:
     Basic:
       Earnings before property and securities
         transactions                                           $           .24           $           .30
       Net gain (loss) from property and
         securities transactions                                            .06                      (.16)
                                                                ---------------           ---------------
       Net earnings                                             $           .30           $           .14
                                                                ===============           ===============
Weighted average units outstanding                                   46,096,284                46,198,284
                                                                ===============           ===============
       Diluted:
         Earnings before property and securities
           transactions                                         $           .22           $           .28
         Net gain (loss) from property and
           securities transactions                                          .05                      (.14)
                                                                ---------------           ---------------
         Net earnings                                           $           .27           $           .14
                                                                ===============           ===============
Weighted average units and                                           55,030,578                53,751,026
                                                                ===============           ===============
   equivalent units outstanding